Exhibit 10.5

AMENDMENT AND ASSIGNMENT
This AMENDMENT AND ASSIGNMENT (“Amendment”) dated as of May 29, 2019 among ALS Biopharma, LLC (“ALS”), Fox Chase Chemical Diversity Center (“FCCDC”), and Biohaven Pharmaceutical Holding Company Ltd (“Biohaven”) and Biohaven Therapeutics Ltd. (“Therapeutics”), each designated a “Party” and collectively the “Parties,”)

WHEREAS, ALS, FCCDC and Biohaven are Parties to that certain ALS Biopharma Agreement, dated August 7, 2015 (the “Original Agreement”);

WHEREAS, the Biohaven desires to assign its interest in the Original Agreement to Therapeutics;

WHEREAS, the Parties desire to amend certain portions of the Original Agreement as stated herein.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed to amend the Original Agreement with the amendments, deletions and restatement of the following sections as follows:

1.Capitalized terms not defined herein shall be defined as provided in the Original Agreement.

2.Section 3.5 of the Original Agreement is deleted in its entirety.

3.Section 4.2 of the Original Agreement is deleted in its entirety.

4.Biohaven hereby assigns all of its rights and obligations under the Original Agreement to its wholly owned subsidiary, Therapeutics and Therapeutics accepts all of the rights and obligations of the Original Agreement that formally were the rights and obligations of Biohaven.

5.ALS agrees to the assignment of the Original Agreement to Therapeutics, and further agrees that this assignment shall not be deemed an abandonment of the making, having made, using, selling, having sold, development, exploitation, licensing, researching, exporting or importing of all of the Patent Products as defined in the Original Agreement.

6.The Parties agree that they are in compliance with all of the obligations under the Original Agreement as of the date of execution of this amendment, and that all of the Initial Payments under Section 5.1 and all of the Milestones under Section 5.2 have been satisfied, except milestones 5.2(a) and 5.2(b), which payments are not yet due. ALS agrees that Therapeutics may make the payments under Sections 5.2(a) and 5.2(b) when they are due.

7.Biohaven is released from all further obligations under the Original Agreement.

8.Except as modified and amended hereby, the Original Agreement shall remain in full force and effect and is in all other respects ratified and confirmed.

9.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and governed by the laws of the State of Delaware.

IN WITNESS to their agreement, the parties have caused this Amendment to be executed in duplicate originals by their duly authorized representatives.

BIOHAVEN THERAPEUTICS LTD.			BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

By:	/s/ Donnie McGrath		By:	/s/ Donnie McGrath
	Name:	Donnie McGrath MD		Name:	Donnie McGrath MD
	Title:	Chief Corporate Strategy		Title:	Chief Corporate Strategy

FOX CHASE CHEMICAL DIVERSITY CENTER INC.			ALS BIOPHARMA LLC

By:	/s/ Allen B. Reitz		By:	/s/ Allen B. Reitz
	Name:	Allen B. Reitz	Name:	Allen B. Reitz
	Title:	CEO	Title:	CEO